SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported) June 20, 2006

                        Commission File Number 000-03718

                              PARK CITY GROUP, INC.
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        (Exact name of small business issuer as specified in its charter)

             Nevada                                        37-1454128
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 (State or other jurisdiction                  (IRS Employer Identification No.)
of incorporation or organization)

              333 Main Street, P.O. Box 5000; Park City, Utah 84060
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                    (Address of principal executive offices)


                                 (435) 649-2221
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                         (Registrant's telephone number)


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          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

         On, June 20, 2006, the Registrant issued 3,636,364 shares of restricted common stock for an aggregate purchase price of $200,000, pursuant to the terms of the Purchase Agreement, as described under Item 1.01 of Form 8K date June 14, 2006, incorporated therein by reference.

         The sale of these additional shares increased the commissions paid to Taglich Brothers, Inc. associated with the sale from $384,000 to $400,000 in cash and increased the warrant to purchase 8,727,273 shares of common stock to 9,090,911. The total proceeds to the company from this sale as well as the sales reported in Form 8K dated June 14, 2006, were approximately $4,570,000.

         All shares of common stock were issued in non-registered transactions pursuant to the exemption from registration provided by Sections 4(2) and 4(6) of the 1933 Securities Act, as amended, and Regulation D promulgated thereunder.

         The description of the foregoing transactions as described hereinabove is qualified in its entirety by the Purchase Agreement and the Placement Agent Agreement that are attached as exhibits to Form 8-K dated June 14, 2006, and are incorporated herein by reference.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: June 22, 2006                                PARK CITY GROUP, INC.

                                                    By: /s/ William Dunlavy
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                                                       CFO

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